 Exhibit 99.1

Aqua Metals Expands Product Platform with Advancements in Nickel, MHP, and LFP Recycling; Reports First Quarter 2025 Results

RENO, Nev., May 8, 2025 — Aqua Metals (NASDAQ: AQMS), an innovator in domestic critical minerals refining, AquaRefining, today reported financial results for the first quarter ended March 31, 2025, and highlighted major technology and product development milestones that advance the Company’s mission to build a low-cost resilient battery supply chain in the United States.

First Quarter and Recent Highlights: Delivering New Products and Technologies

Aqua Metals has made significant strides toward commercial readiness, building on its AquaRefining™ platform to meet the evolving needs of the lithium battery industry:

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Product Line Expansion: Produced initial samples of nickel carbonate and mixed hydroxide precipitate (MHP) aligned with potential downstream partners’ requirements, unlocking new revenue opportunities and meeting customer specifications for battery-grade precursors.

●	LFP Recycling Breakthrough: Completed bench-scale demonstration and engineering analysis for lithium recovery from lithium iron phosphate (LFP) batteries—poised to become the dominant battery chemistry for EV and stationary storage applications. The Aqua Metals process can take 50% nickel manganese cobalt (NMC) input and 50% LFP input and effectively double lithium carbonate output, improving the economic model.

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Purity & Performance Advancement: Continued refining high-purity lithium carbonate production process to meet rigorous customer specifications and position Aqua Metals as a preferred partner in domestic lithium production.

“These developments show our technology and operations continue to evolve based on market needs—we're building what we believe to be the most adaptable, forward-looking battery recycling platform in the country,” said Steve Cotton, President and CEO of Aqua Metals. “As the market shifts, we are innovating in lockstep, preparing to meet demand with flexible, high-performance solutions.”

Strategic Site Optimization

To align capital deployment with the current market environment - marked by persistently low lithium prices and cautious capital markets - Aqua Metals has entered into contract to sell the current Sierra ARC property. The move retires all debt and produces significant cash proceeds while also reducing holding costs by approximately $100,000 per month. This decision adds meaningful cash reserves and runway, allowing the Company to evaluate more cost-efficient locations for future development. Aqua Metals is working closely with prospective strategic materials and financial partners to explore co-location opportunities near feedstock and offtake sources, which could offer significantly lower CAPEX and OPEX.

“By proactively managing our footprint to current market conditions, we’re adding the additional resilience the business needs with the long game in mind—maximizing flexibility, minimizing cost, and maintaining focus on execution,” said Cotton.

The Company remains committed to constructing its first commercial ARC and is actively working with multiple potential supply, off-take, and funding partners to determine the optimal timing and location.

Strengthening Financial Leadership

In a planned transition, Judd Merrill will transition from his role as CFO on May 16, continuing in a consulting role through August of 2025. Eric West, formerly Aqua Metals’ Vice President of Finance, will step into the role of Chief Financial Officer effective May 19.

“We thank Judd for his years of service and leadership—his experience and dedication have been invaluable during a transformative period for Aqua Metals,” said Cotton. “We’re excited to welcome Eric into the role, continuing the strong collaboration between operations and finance as we build toward commercial scale.”

Merrill added, “It has been a privilege to be part of Aqua Metals’ journey, and I’m proud of the team’s accomplishments to date and the vision we’ve built. Having worked with Eric for 6 years at Aqua Metals and several years prior at another company, I have full confidence in Eric’s ability to take the CFO helm and look forward to supporting a seamless transition.”

West, who will join the Company’s May 8th earnings call alongside Cotton and Merrill, commented, “I’m honored to take on this new role. I’ve seen firsthand the strength of the technology and team, and I’m committed to helping drive our next phase of development as a leader in lithium battery recycling.”

Conference Call and Webcast

The Company will hold a conference call to discuss results and corporate developments today at 4:30 p.m. ET. Investors can access the live conference call at https://event.webcasts.com/aqms or from the investor relations section of the Company’s website at https://ir.aquametals.com/. Alternatively, interested parties can access the audio call by dialing 888-428-7458 (toll-free) or 862-298-0702 (international).

Following the conclusion of the live event, a replay will be available by dialing 877-660-6853 (toll-free) or 201-612-7415 (international) and using passcode 13753480. The webcast replay will also be available in the investor relations section of the Aqua Metals website.

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing metals recycling with its patented AquaRefining™ technology. The Company is pioneering a sustainable recycling solution for materials strategic to energy storage and electric vehicle manufacturing supply chains. AquaRefining™ is a low-emissions, closed-loop recycling technology that replaces polluting furnaces and hazardous chemicals with electricity-powered electroplating to recover valuable metals and materials from spent batteries with higher purity, lower emissions, and minimal waste. Aqua Metals is based in Reno, NV and operates the first sustainable lithium battery recycling facility at the Company’s Innovation Center in the Tahoe-Reno Industrial Center. To learn more, please visit www.aquametals.com.

Aqua Metals Social Media

Aqua Metals has used, and intends to continue using, its investor relations website (https://ir.aquametals.com), in addition to its Twitter, Threads, LinkedIn and YouTube accounts at https://twitter.com/AquaMetalsInc  (@AquaMetalsInc), https://www.threads.net/@aquametalsinc (@aquametalsinc), https://www.linkedin.com/company/aqua-metals-limited and https://www.youtube.com/@AquaMetals respectively, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes", "estimates", "potential" and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. The forward-looking statements in this press release include our expectations for our pilot and commercial-scale recycling plants, our acquisition of the necessary funding to fully develop the Sierra ARC facility, our ability to recycle lithium-ion batteries on a scaled and economically efficient basis and the expected benefits of recycling lithium-ion batteries. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to, (1) the risk that we may not be able to successfully acquire the funding necessary to develop our Sierra ARC facility, (2) even if we are to able acquire the necessary funding, the risk we may not be able to successfully develop the Sierra ARC facility or realize the expected benefits from such facility; (3) the risk that we may not be able to acquire the funding necessary to maintain our current level of operations; and (4) those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 28, 2024. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Contact Information

Investor Relations

Bob Meyers & Rob Fink

FNK IR

646-878-9204

aqms@fnkir.com

Media

David Regan

Aqua Metals

415-336-3553

david.regan@aquametals.com

Source: Aqua Metals

AQUA METALS, INC.

Condensed Consolidated Balance Sheets - Unaudited

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$1,589	$4,079
Note receivable - LINICO	—	100
Accounts receivable	128	—
Inventory	245	251
Prepaid expenses and other current assets	257	214
Total current assets	2,219	4,644

Non-current assets
Property, plant and equipment, net	11,109	16,473
Intellectual property, net	128	146
Other assets	4,609	5,102
Total non-current assets	15,846	21,721

Total assets	$18,065	$26,365

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$788	$1,227
Accrued expenses	2,812	3,130
Lease liability, current portion	296	289
Notes payable related-party, current portion	3,223	306
Note payable, current portion	45	3,230
Total current liabilities	7,164	8,182

Non-current liabilities
Lease liability, non-current portion	368	446
Warrant liability	1,002	1,493
Total liabilities	8,534	10,121

Commitments and contingencies (see Note 13)

Stockholders’ equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 8,389,025 and 8,362,549, shares issued and outstanding as of March 31, 2025, respectively and 7,760,255 and 7,730,836 shares issued and outstanding as of December 31, 2024, respectively	8	8
Additional paid-in capital	265,675	264,198
Accumulated deficit	(256,085)	(247,770)
Treasury stock, at cost; common shares: 26,476 and 29,419 as of March 31, 2025 and December 31, 2024, respectively	(67)	(192)
Total stockholders’ equity	9,531	16,244

Total liabilities and stockholders’ equity	$18,065	$26,365

AQUA METALS, INC.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Operating cost and expense
Plant operations	$724	$2,209
Research and development cost	336	588
Impairment expense	5,247	—
General and administrative expense	2,376	2,995
Total operating expense	8,683	5,792

Loss from operations	(8,683)	(5,792)

Other income and (expense)
Interest expense	(403)	(106)
Interest and other income	280	146
Change in fair value of warrant liability	491	—

Total other income, net	368	40

Net loss	$(8,315)	$(5,752)

Weighted average shares outstanding, basic and diluted	8,095,716	5,502,730

Basic and diluted net loss per share	$(1.03)	$(1.05)